Exhibit 99.1

Syniverse Provides Business Update and Raises 2022 Forecasts

Mobile Messaging and 5G Trends Underpin Outlook for Sustained Growth

•	Fiscal Q4 2021 revenue rose 16% to $193 million as Enterprise revenue soared 50% to $89 million.

•	Fiscal year 2021 revenue rose 12% from 2020 to $733 million, biggest jump since 2013.

•	Fiscal year 2022 revenue and adjusted EBITDA forecast raised by 10% and 2%, respectively.

Tampa, Florida — (BUSINESS WIRE) — Syniverse Holdings, Inc., a wholly owned subsidiary of Syniverse Corporation (“Syniverse”), the “world’s most connected company” TM and a premier global technology provider of mission-critical mobile platforms for carriers and enterprises, shared a business update today, including revenue and adjusted EBITDA guidance for fiscal 2022. Syniverse’s communications platform enables leading platforms and carriers to seamlessly reach customers in every corner of the globe.

Syniverse expects 2022 revenue in the range of $840 million to $875 million, a 10% increase at the midpoint from its prior target of $780 million. The company also raised its adjusted EBITDA forecast for 2022 to a range of $235 million to $245 million, a 2% increase at the midpoint from its prior target of $236 million.

Concurrently with this business update, Syniverse is releasing an investor presentation providing detailed preliminary unaudited financial results for the fourth quarter and full year ended November 30, 2021. The investor presentation which contains preliminary, unaudited fiscal Q4 and full year 2021 financial information has been filed with the SEC by MBAC and can be found here.

In August 2021, Syniverse announced its plan to go public through a merger agreement with M3-Brigade Acquisition II Corp. (NYSE: MBAC) a special purpose acquisition company, or SPAC. Syniverse and MBAC announced on January 10, 2022 that MBAC’s special meeting of shareholders to approve the merger is scheduled to be held on February 9, 2022. On January 7, 2022, MBAC commenced mailing of its definitive proxy statement to its shareholders of record as of January 6, 2022. Upon closing of the transaction, the renamed Syniverse Technologies Corporation will be listed on the New York Stock Exchange under the ticker “SYNV.”

The transition from email to messaging as a primary means of communication is powering Syniverse’s growth as consumers and businesses roll out their digital platforms. Enterprise revenue grew by $30 million and $102 million in Q4 and FY 2021, respectively, while growing to 42% of total revenue in FY 2021, up from 32% of total revenue in FY 2020. As the Enterprise business continues to grow as a percentage of total revenue, Syniverse will look more and more like a CPaaS and messaging-centric company while continuing to address the changing needs of the mobile ecosystem for its approximately 800 carrier and 450 enterprise customers. Twin secular trend tailwinds – mobile messaging and 5G – underpin the company’s confidence in its double-digit revenue CAGR forecast.

“Today’s preliminary results show that we continue to execute our strategic growth plan and are very well positioned to deliver the mobile ecosystem solutions necessary to monetize 5G data and messaging and create long-term value for shareholders,” said Andrew Davies, CEO of Syniverse. “We’re very encouraged by the strong growth momentum in our Carrier and Enterprise businesses.”

“For example, we recently reached an agreement with a second Tier 1 North American telecom operator to provide our Evolved Mobility solution, allowing them to shut down their legacy 3G networks and repurpose their 3G spectrum for 5G while maintaining continuity of 3G roaming revenue,” explained Mr. Davies. “Meanwhile, our blockchain-enabled clearing and settlement platform is monetizing 5G enabled transactions. These are just two examples of market leading innovations that only Syniverse can offer.”

Other highlights from Q4 include: the launch of the WhatsApp Business API on Syniverse CPaaS Concierge to enhance customer engagement and brand awareness for enterprises; industry research firm ROCCO ranking Syniverse a Tier 1 A2P Messaging Vendor; Kaleido Intelligence named Syniverse the top overall leader in mobile roaming; and the announcement of a global partnership with NTW Software to enable improved customer experience in call centers via Syniverse CPaaS Concierge for enterprises.

Preliminary Financial Highlights

In Q4 2020, Syniverse changed its fiscal year end from a calendar year basis to a fiscal year basis ending on November 30. Fiscal year 2020 data comes from unaudited financial results covering the 12-month period ending November 30, 2020. Q4 and fiscal year 2021 figures are preliminary, unaudited financial results.

Concurrently with this business update, Syniverse is releasing an investor presentation providing detailed preliminary financial results for the fourth quarter and full year ended November 30, 2021. The investor presentation which contains preliminary, unaudited fiscal Q4 and full year 2021 financial information has been filed with the SEC by MBAC and can be found here.

Q4 2021

•	Revenue grew by 16% to $193 million from $167 million in Q4 2020.

•	Carrier revenue, excluding CDMA and legacy, rose to $97 million from $95 million in Q4 2020.

•	Enterprise revenue grew by 50% to $89 million from $59 million in Q4 2020.

•	Enterprise revenue accounted for 46% of total revenue, up from 36% in Q4 2020.

•	Adjusted EBITDA decreased by 4% to $54 million from $56 million in Q4 2020.

•	Net income was $12 million, up from a $25 million net loss in Q4 2020.

Fiscal Year 2021

•	Revenue rose 12% to $733 million from $652 million in FY 2020.

•	Carrier revenue, excluding CDMA and legacy, was unchanged from FY 2020 at $395 million.

•	Enterprise revenue grew by 49% to $311 million from $209 million in FY 2020.

•	Enterprise revenue accounted for 42% of total revenue, compared with 32% in FY 2020.

•	Adjusted EBITDA was unchanged from FY 2020 at $210 million.

•	Net loss decreased by 66% to $49 million from $143 million in FY 2020.

Conference Call

Investors and Analysts may access a recorded call with Syniverse’s Management in which they discuss preliminary, unaudited fiscal Q4 and full year 2021 financial information starting at 08:00 ET today, January 18, 2022.

•	North American Toll Free +1 877 407 3982

•	North American Toll/International +1 201 493 6780

•	A recording will be available in due course on MBAC’s Investor Relations website at https://www.m3-brigade.com/

•	Investors may dial into the replay using 1-844-512-2921 and replay pin number 13726421. It will remain available until 11:59 p.m. ET on Tuesday February 1, 2022, 11:59 PM ET

About Syniverse

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities and network assets have allowed Syniverse to address the changing needs of the mobile ecosystem for over 30 years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Non-GAAP Financial Measures

In this press release, the Company includes Adjusted EBITDA, which is a non-GAAP performance measure that the Company uses to supplement its results presented in accordance with U.S. GAAP.

As required by the rules of the SEC, the Company has provided herein a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net (Loss) Income. The Company’s management believes Adjusted EBITDA is useful in evaluating its operating performance and is similar to measures reported by publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. By presenting Adjusted EBITDA, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

The Company defines and calculates Adjusted EBITDA as Net (Loss) Income before net Other expense, Provision for (or benefit from) income taxes, Depreciation and amortization expense, Restructuring expense, Non-cash stock-based compensation, Other expenses, Consulting fee and related expense.

With respect to Syniverse’s Fiscal 2022 Business Outlook as provided above, Syniverse has not reconciled its expectations as to non-GAAP Adjusted EBITDA to GAAP Net (Loss) Income because future interest expense, income or loss associated with warrants and stock based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation to Net (Loss) Income for 2022 is not available without unreasonable effort and would imply a degree of precision that Syniverse believes would be confusing or misleading to investors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future financial and operating performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of

These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s Quarterly Reports on Form 10-Q and the proxy statement, discussed above, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, MBAC has filed a definitive proxy statement with the SEC. MBAC’s stockholders and other interested persons are advised to read the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about MBAC, Syniverse and the proposed transaction. MBAC has commenced mailing of the definitive proxy statement to the stockholders of MBAC as of January 6, 2022, the record date established for the proposed transaction. MBAC stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge at the SEC’s website at https://www.sec.gov/, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC have been filed in the proxy statement for the proposed transaction and are available at http://www.sec.gov/. Additional information regarding the interests of such participants are contained in the proxy statement.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction have been included in the proxy statement for the proposed business combination.

These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Non-GAAP Reconciliations

A reconciliation of Syniverse’s Net (Loss) Income, the closest GAAP measure, to Adjusted EBITDA is presented in the following table:

	Three Months Ended		Twelve Months Ended
	November 30,		November 30,
(in thousands)	2021	2020	2021	2020
Net (Loss) Income	$12,052	$(24,669)	$(49,387)	$(143,511)
Other expense, net	40,544	41,657	163,224	175,168
(Benefit from) provision for income taxes	(19,991)	(2,228)	(14,958)	5,147
Depreciation and amortization	17,606	26,961	78,226	110,713
Restructuring expense	(238)	5,261	3,682	23,832
Non-cash stock-based compensation	2,598	1,504	9,577	14,040
Other expenses	782	7,120	16,872	21,101
Consulting fee and related expenses	750	709	3,014	3,067

Adjusted EBITDA	$54,103	$56,315	$210,250	$209,557

Supplemental Financial Information

	Three Months Ended		Twelve Months Ended
	November 30,		November 30,
(in thousands)	2021	2020	2021	2020
Carrier revenue	$103,504	$107,454	$421,563	$443,031
CDMA and legacy	(6,399)	(12,217)	(26,618)	(48,294)

Carrier revenue, excluding CDMA and legacy	$97,105	$95,237	$394,945	$394,737

These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Contacts

Media and Press:	Investor Relations:

Kevin Petschow	Stanley Martinez, CFA, IRC
Syniverse	Syniverse
kevin.petschow@syniverse.com	ir@syniverse.com
+1.813.637.5084	+1.813.614.1070

Brooke Gordon / Kelsey Markovich	Chad Bianchi
Sard Verbinnen & Co.	Syniverse
syniverse-svc@sardverb.com	ir@syniverse.com
+1.212.687.8080	+1.813.729.3706

Jason Terry
Syniverse
ir@syniverse.com
+1.310.951.3187

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